UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 30, 2008

Date of Report (Date of earliest
event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2008, Poniard Pharmaceuticals, Inc. received  the $10 million second term loan advance provided for in the credit facility created pursuant to the Amended and Restated Loan and Security Agreement dated as of September 2, 2008, by and among the Company, GE Business Financial Services Inc. and Silicon Valley Bank.  Interest on the second term loan advance is fixed at 7.80% per annum.  Certain terms of the credit facility and loan advances thereunder are described in the Company’s Form 8-K filed with the Commission on September 8, 2008, which is incorporated herein by reference.  No further term loan advances are available under the terms of the credit facility.

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

99.1 - Press release dated October 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: October 6, 2008	By:	/s/ Caroline Loewy
Name: Caroline Loewy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release dated October 6, 2008